Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated July 12, 2006, except for Notes 8 and 9 as to which the date is July 17, 2006, relating to the financial statements of iShares GSCI Commodity-Indexed Trust and iShares GSCI Commodity-Indexed Investing Pool LLC, respectively, which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

San Francisco, California

July 17, 2006